April 22, 2014 ©2014 DISCOVER FINANCIAL SERVICES 1Q14 Financial Results Exhibit 99.3

Notice The following slides are part of a presentation by Discover Financial Services (the "Company") in connection with reporting quarterly financial results and are intended to be viewed as part of that presentation. No representation is made that the information in these slides is complete. For additional financial, statistical, and business related information, as well as information regarding business and segment trends, see the earnings release and financial supplement included as exhibits to the Company’s Current Report on Form 8-K filed today and available on the Company’s website (www.discoverfinancial.com) and the SEC’s website (www.sec.gov). The information provided herein includes certain non-GAAP financial measures. The reconciliations of such measures to the comparable GAAP figures are included at the end of this presentation, which is available on the Company’s website and the SEC’s website. The presentation contains forward-looking statements. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made, which reflect management’s estimates, projections, expectations or beliefs at that time, and which are subject to risks and uncertainties that may cause actual results to differ materially. For a discussion of certain risks and uncertainties that may affect the future results of the Company, please see "Special Note Regarding Forward-Looking Statements," "Risk Factors," "Business – Competition," "Business – Supervision and Regulation" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, which is filed with the SEC and available at the SEC's website. The Company does not undertake to update or revise forward- looking statements as more information becomes available. 2

1Q14 Summary Financial Results

($MM, except per share data)	1Q14	1Q13	B / (W) $ Δ	B / (W) % Δ
Revenue Net of Interest Expense	$2,078	$1,992	$86	4%
Provision for Loan Losses	272	159	(113)	(71%)
Operating Expense	784	753	(31)	(4%)
Direct Banking	994	1,033	(39)	(4%)
Payment Services	28	47	(19)	(40%)
Total Pre-Tax Income	1,022	1,080	(58)	(5%)
Pre-tax, Pre-Provision Income[(1)]	**1,294**	**1,239**	**55**	**4%**
Income Tax Expense	391	407	16	4%
Net Income (Loss)	$631	$673	($42)	(6%)
Diluted EPS	**$1.31**	**$1.33**	**($0.02)**	**(2%)**
ROE	**23%**	**27%**		

- Diluted EPS of $1.31, down 2% YOY primarily due to higher provision for loan losses
- Revenue net of interest expense of $2.1Bn, up 4% YOY due to loan growth and net interest margin expansion
- Higher provision for loan losses driven by a smaller reserve release
- Increase in operating expenses driven by higher headcount, other expenses and information processing

Note(s)

1. Pre-tax, pre-provision income, which is derived by adding provision for loan losses to pre-tax income, is a non-GAAP financial measure which should be viewed in addition to, and not as a substitute for, the company's reported results. Management believes this information helps investors understand the effect of provision for loan losses on reported results and provides an alternate presentation of the company's performance; see appendix for reconciliation

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1Q13 1Q14 70 60 50 40 30 20 10 0 Total Card Student Personal $60.4 $48.7 $8.0 $3.4 $63.9 $50.9 $8.4 $4.3 1Q13 1Q14 50 40 30 20 10 0 DN Proprietary PULSE Diners(1) Network Partners $25.7 $39.9 $6.6 $2.2 $26.5 $41.9 $6.5 $2.4 1Q14 Loan and Volume Growth 4 Volume ($Bn)Ending Loans ($Bn) Note(s) 1. Volume is derived from data provided by licensees for Diners Club branded cards issued outside of North America and is subject to subsequent revision or amendment Total +6% Card +5% Student +5% Personal +27% PULSE +5% Diners(1) -2% Network Partners +6% Proprietary +3%

1Q14 Revenue Detail

($MM)	1Q14	1Q13	B / (W) $ Δ	B / (W) % Δ
Interest Income	$1,833	$1,708	$125	7%
Interest Expense	270	298	28	9%
Net Interest Income	1,563	1,410	153	11%
Discount/Interchange Revenue	519	492	27	5%
Rewards Cost	265	229	(36)	(16%)
Net Discount/Interchange Revenue	254	263	(9)	(3%)
Protection Products Revenue	83	88	(5)	(6%)
Loan Fee Income	83	81	2	2%
Transaction Processing Revenue	44	53	(9)	(17%)
Other Income	51	97	(46)	(47%)
Total Non-Interest Income	515	582	(67)	(12%)
Revenue Net of Interest Expense	$2,078	$1,992	$86	4%
Direct Banking	$1,999	$1,905	$94	5%
Payment Services	79	87	(8)	(9%)
Revenue Net of Interest Expense	$2,078	$1,992	$86	4%

($MM)	1Q14	1Q13	Change QOQ	Change YOY
Discover Card Sales Volume	$25,697	$24,864	(13%)	3%
Rewards Rate [1]	1.03%	0.92%	3 bps	11 bps

- Net interest income of $1.6Bn, up 11% YOY due to loan growth, funding cost improvement and yield expansion
- Discount and interchange revenue of $519MM, up 5% YOY driven primarily by an increase in card sales
- Rewards rate increased 11bps YOY driven by lower forfeiture rates and higher standard and promotional rewards
- Other income decreased by $46MM primarily due to lower direct mortgage related income
- Payment Services revenue was down due to lower transaction processing revenue at PULSE

Note(s)
1. Rewards cost divided by Discover card sales volume

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1Q14 Net Interest Margin 6 • Total interest yield of 11.44% increased 22bps YOY due to yield expansion for credit card, private student and personal loans • Credit card yield of 12.14% increased 20bps YOY due to a modestly higher portion of customers revolving balances and lower interest charge-offs • Net interest margin on receivables increased 48bps due to funding cost tailwinds and higher loan yields Change (%) 1Q14 QOQ YOY Total Interest Yield 11.44% 6 bps 22 bps NIM on Receivables 9.87% 6 bps 48 bps NIM on Interest-Earning Assets 8.21% -2 bps 28 bps 1Q14 1Q13 ($MM) Average Balance Rate Average Balance Rate Credit Card $51,347 12.14% $49,267 11.94% Private Student 8,377 6.85% 7,989 6.52% Personal 4,259 12.54% 3,344 12.45% Home Loans and Other 244 3.27% 303 3.50% Total Loans 64,227 11.44% 60,903 11.22% Other Interest-Earning Assets 13,012 0.66% 11,217 0.84% Total Interest-Earning Assets $77,239 9.62% $72,120 9.60% Direct to Consumer and Affinity $28,572 1.29% $28,391 1.53% Brokered Deposits and Other 16,280 1.54% 13,663 2.36% Interest Bearing Deposits 44,852 1.38% 42,054 1.80% Borrowings 20,679 2.29% 18,873 2.41% Total Interest-Bearing Liabilities $65,531 1.67% $60,927 1.99%

B / (W) ($MM) 1Q14 1Q13 $ Δ % Δ Employee Compensation and Benefits $307 $290 ($17) (6%) Marketing and Business Development 169 169 0 0% Information Processing & Communications 84 78 (6) (8%) Professional Fees 99 104 5 5% Premises and Equipment 23 19 (4) (21%) Other Expense 102 93 (9) (10%) Total Operating Expense $784 $753 ($31) (4%) Direct Banking $735 $713 ($22) (3%) Payment Services 49 40 (9) (23%) Total Operating Expenses $784 $753 ($31) (4%) Operating Efficiency(1) 37.7% 37.8% 7 bps 1Q14 Operating Expense Detail 7 • Employee compensation and benefits of $307MM, up 6% YOY primarily due to higher headcount • Information processing and communication expense of $84MM, up 8% YOY primarily due to reclassification of expenses previously included in employee compensation and benefits • Other Expense of $102MM, up 10% YOY primarily due to 1Q13 legal reserve release related to litigation and regulatory matters Note(s) 1. Defined as reported noninterest expense divided by total revenue (net interest income and noninterest income)

1Q14 Provision for Loan Losses and Credit Quality

($MM)	1Q14	1Q13	B / (W) $ Δ	B / (W) % Δ
Net Principal Charge-Off	$329	$313	($16)	(5%)
Reserve Changes build/(release)	(57)	(154)	(97)	(63%)
Total Provision for Loan Loss	$272	$159	($113)	(71%)

(%)	1Q14	Change QOQ	Change YOY
Credit Card Loans			
Gross Principal Charge-Off Rate	3.22%	24 bps	-26 bps
Net Principal Charge-Off Rate	2.32%	23 bps	-4 bps
30-Day Delinquency Rate	1.72%	0 bps	-5 bps
Reserve Rate	2.64%	-1 bps	-35 bps
Private Student Loans			
Net Principal Charge-Off Rate (excl. PCI Loans)[(1)]	1.31%	-10 bps	49 bps
30-Day Delinquency Rate (excl. PCI Loans)[(1)]	1.79%	13 bps	31 bps
Reserve Rate (excl. PCI Loans)[(1)]	2.16%	2 bps	-27 bps
Personal Loans			
Net Principal Charge-Off Rate	2.07%	7 bps	-23 bps
30-Day Delinquency Rate	0.68%	-2 bps	-8 bps
Reserve Rate	2.52%	-15 bps	-34 bps
Total Loans			
Gross Principal Charge-Off Rate (excl. PCI Loans)[(1)]	3.01%	19 bps	-23 bps
Net Principal Charge-Off Rate (excl. PCI Loans)[(1)]	2.22%	19 bps	-3 bps
30-Day Delinquency Rate (excl. PCI Loans)[(1)]	1.65%	1 bps	-3 bps
Reserve Rate (excl. PCI Loans)[(1)]	2.61%	-2 bps	-32 bps

- Net charge-offs of $329MM, up 5% YOY due to loan growth
- Reserve release of $57MM driven by an improvement in card credit outlook
- Card net charge-off rate decreased 4bps YOY to 2.32%
- Card 30+ day delinquency rate of 1.72% decreased 5bps YOY
- Student loan net charge-off rate excluding PCI loans of 1.31%, up 49bps YOY due to a larger portion of the portfolio entering repayment

Note(s)

1. Excludes PCI loans which are accounted for on a pooled basis. Since a pool is accounted for as a single asset with a single composite interest rate and aggregate expectation of cash flows, the past-due status of a pool, or that of the individual loans within a pool, is not meaningful. Because the company is recognizing interest income on a pool of loans, it is all considered to be performing

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Capital Position 9 Note(s) 1. Tier 1 common capital (non-GAAP measure) as a percent of risk-weighted assets under Basel I; see appendix for reconciliation Tier 1 Common Ratio(1) 14.7% 14.6% 14.7% 14.3% 14.9% 2Q13 3Q13 4Q131Q13 1Q14 • Received non-objection from Federal Reserve for proposed capital actions through 3/31/15 ◦ Increased quarterly common dividend from $0.20 to $0.24 per share ◦ Plan to repurchase up to $1.6Bn of common shares through the four quarters ending 3/31/15 ◦ Board authorized 2 year, $3.2Bn share- repurchase program effective 4/16/14

Appendix

Reconciliation of GAAP to Non-GAAP Data

(unaudited, in millions)	Quarter Ended Mar 31, 2014	Quarter Ended Mar 31, 2013
Provision for loan losses	$272	$159
Income before income taxes	1,022	1,080
Pre-tax, pre-provision income(1)	$1,294	$1,239

(unaudited, in millions)	Quarter Ended Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013
GAAP total common equity	$10,461	$10,249	$10,042	$9,888	$9,739
Less: Goodwill	(284)	(284)	(284)	(284)	(286)
Less: Intangibles	(182)	(185)	(188)	(191)	(187)
Tangible common equity(2)	$9,995	$9,780	$9,570	$9,413	$9,266
Effect of certain items in accumulated other comprehensive income (loss) excluded from tier 1 common capital	71	69	110	106	83
Total tier 1 common capital(3)	$10,066	$9,849	$9,680	$9,519	$9,349
Risk weighted assets	$67,365	$68,649	$65,741	$65,087	$63,598
Tier 1 common capital ratio (4)	14.9%	14.3%	14.7%	14.6%	14.7%
GAAP book value per share	$23.53	$22.89	$22.14	$21.52	$20.90
Less: Goodwill	(0.60)	(0.60)	(0.59)	(0.59)	(0.58)
Less: Intangibles	(0.39)	(0.39)	(0.39)	(0.40)	(0.38)
Less: Preferred Stock	(1.20)	(1.19)	(1.17)	(1.15)	(1.14)
Tangible common equity per share	$21.34	$20.71	$19.99	$19.38	$18.80

(1) Pre-tax, pre-provision income, which is derived by adding provision for loan losses to pre-tax income, is a non-GAAP financial measure which should be viewed in addition to, and not as a substitute for, the company's reported results. Management believes this information helps investors understand the effect of provision for loan losses on reported results and provides an alternate presentation of the company's performance.

(2) Tangible common equity ("TCE"), a non-GAAP financial measure, represents common equity less goodwill and intangibles. A reconciliation of TCE to common equity, a GAAP financial measure, is shown above. Other financial services companies may also use TCE and definitions may vary, so we advise users of this information to exercise caution in comparing TCE of different companies. TCE is included because management believes that common equity excluding goodwill and intangibles is a more meaningful measure to investors of the true net asset value of the company.

(3) Tier 1 common capital, a non-GAAP financial measure, represents common equity and the effect of certain items in accumulated other comprehensive income (loss) excluded from tier 1 common capital, less goodwill and intangibles. A reconciliation of tier 1 common capital to common equity, a GAAP financial measure, is shown above. Other financial services companies may also use tier 1 common capital and definitions may vary, so we advise users of this information to exercise caution in comparing tier 1 common capital of different companies. Tier 1 common capital is included to support the tier 1 common capital ratio which is meaningful to investors to assess the quality and composition of the Company's capital.

(4) Tier 1 common capital ratio is calculated using tier 1 common capital, a non-GAAP measure, divided by risk weighted assets.

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